Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the annual report of Imperial Petroleum, Inc. (the “Company”) on Form l0-K for the year ended July 31, 2004, Jeffrey T. Wilson hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the SARBANES - OXLEY Act of 2002, that to the best of his knowledge:

1. The annual report fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and

2. The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 06/23/06	By:	/s/ Jeffrey T. Wilson,
President & CEO